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                                 MEDICAL OFFICE LEASE

BETWEEN: HealthFirst Properties, L.L.C., whose address is 265 N. Broadway, Portland, OR 97227 ("Landlord");

AND: HealthFirst Medical Group, P.C. whose address is 265 N. Broadway, Portland, OR 97227 ("Tenant").

DATED AS OF:  May 1, 1996

    Landlord hereby leases to Tenant the real property legally described in the attached Exhibit A, together with all improvements thereon, on the terms and conditions stated below:

SECTION 1: OCCUPANCY

    1.1 TERM. The term of this lease shall commence on the date of this Agreement set forth above (the "Commencement Date") and shall expire on April 30, 2016, unless sooner terminated pursuant to the provisions hereof.

    1.2 POSSESSION. Tenant's right to possession and obligations under the lease shall commence on the Commencement Date.

SECTION 2: RENT

    2.1 BASIC RENT. Beginning on the Commencement Date, Tenant shall pay basic rent to Landlord of $31,062.50 per month. Rent shall be adjusted annually based on the annual change in the Consumer Price Index for All Urban Consumers, published by the Bureau of Labor Statistics of the United States Department of Labor, for Portland-Vancouver (1977=100) or any other successor or substitute index selected by Landlord, with a cumulative maximum yearly increase of three percent (3%), such that the rent for any lease year shall not exceed the amount set forth on the attached Exhibit B. At no time shall basic rent be less than the basic rent for the previous lease year. Basic rent shall be payable on the first day of each month in advance at such place as may be designated by Landlord.

    2.2 ADDITIONAL RENT. All taxes, insurance costs, utility charges, repairs and maintenance and any other sum which Tenant is required to pay to Landlord or third parties shall be additional rent.

    2.3  LATE CHARGE. If any portion of the basic rent remains unpaid for ten
(10) or more calendar days after the date on which

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such amount is due, Tenant shall pay to Landlord a late charge in an amount equal to five percent (54) of such delinquent payment. Tenant agrees that such amount is a reasonable estimate of Landlord's collection and administrative expenses.

SECTION 3. USE OF THE PREMISES

    3.1 PERMITTED USE. The premises shall be used for medical office purposes and uses related thereto, but for no other purpose without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed.

    3.2 RESTRICTIONS ON USE. In connection with its use of the premises, Tenant shall, subject to Section 4.1:

         (a) Conform to all applicable laws and regulations of any public authority affecting the premises and correct at Tenant's own expense any failure of compliance created through Tenant's fault or by reason of Tenant's use.

         (b) Refrain from any use which would be reasonably offensive to other tenants or owners or users of neighboring premises or which would tend to create a nuisance or damage the reputation of the premises.

SECTION 4: REPAIRS AND MAINTENANCE

    4.1 LANDLORD'S OBLIGATIONS. The premises are being leased in an "as is" condition and Landlord shall not be liable for repairs or maintenance of the premises or other charges, except for replacement and maintenance of the roof, exterior walls (excluding painting), bearing walls, structural members and foundation.

    4.2 TENANT'S OBLIGATIONS. All repairs and maintenance to the premises not otherwise the responsibility of Landlord pursuant to section 4.1 shall be the responsibility of the Tenant including, but not limited to, the following:

         (a)  Repair of sidewalks, driveways, curbs and parking areas.

         (b) Repair and maintenance of water, sewage, gas and electrical services.

         (c) Repair of the heating and air conditioning system, including ordinary maintenance.

         (d) Repair of interior walls, ceilings, doors and windows and related hardware, light fixtures, switches, and wiring and plumbing.

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         (e)  Maintain the exterior and interior of the premises in good condition.

         (f) Any repairs (including those for which Landlord would otherwise be responsible pursuant to section 4.1) necessitated by the negligence of Tenant, its agents, employees, and invitees.

         (g) Any repairs or alterations required under Tenant's obligation to comply with laws and regulations as set forth in 4.2(a) above.

    4.3 REIMBURSEMENT FOR REPAIRS ASSUMED. If Tenant fails or refuses to make repairs which are required by this Section 4, the Landlord may make the repairs and charge the actual costs of repairs to Tenant. Such expenditures by Landlord shall be reimbursed by Tenant on demand together with interest at the rate of twelve percent (12%) per annum from the date of expenditure by Landlord. Except in an emergency creating an immediate risk of personal injury or property damage, Landlord shall not perform repairs which are the obligation of Tenant and charge the Tenant for the resulting expense unless at least fifteen (15) days before work is commenced Tenant is given notice in writing outlining with reasonable particularity the repairs required, and Tenant fails within that time to initiate such repairs in good faith.

    4.4 INSPECTION OF PREMISES. Landlord shall have the right to inspect the premises at any reasonable time after reasonable notice to Tenant, to determine the necessity of repairs and/or maintenance.

SECTION 5: ALTERATIONS

    5.1 ALTERATIONS PROHIBITED. Tenant shall make no improvements or alterations on the premises of any kind without first obtaining Landlord's written consent, which consent shall not be unreasonably withheld or delayed.

    5.2 OWNERSHIP OF ALTERATIONS. All improvements and alterations performed on the premises by either Landlord or Tenant shall be the property of Landlord when installed unless the applicable Landlord's consent provides otherwise.

SECTION 6: FIRE INSURANCE

    6.1 INSURANCE REQUIRED. Tenant shall keep the premises, including all buildings, other improvements and landscape, insured at Tenant's expense against fire and other risks covered by a standard fire insurance policy with an endorsement for extended coverage. The policy shall be written for the full insurable value, with loss payable to Landlord, and the policy or a certificate of insurance shall be delivered to Landlord and shall

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contain a stipulation providing that coverage will not be canceled or diminished without a minimum of thirty (30) days written notice to Landlord. Tenant shall bear the expense of any insurance insuring the property of Tenant on the premises.

    6.2 WAIVER OF SUBROGATION. So long as Tenant maintains the insurance required by section 6.1, Tenant shall not be liable to Landlord and Landlord shall in no event be liable to Tenant for any loss or damage caused by fire or any of the risks enumerated in a standard fire insurance policy with an extended coverage endorsement, and in the event of insured loss neither party's insurance company shall have a subrogated claim against the other.

SECTION 7: TAXES AND UTILITIES

    7.1 REAL PROPERTY TAXES. Tenant shall pay all real property taxes levied against the premises within ten (10) days after receipt of notice from Landlord of the total amount of the tax due.

    7.2 PERSONAL PROPERTY TAXES. Tenant shall pay as due all taxes on its personal property located on the premises.

    7.3 SPECIAL ASSESSMENTS. If an assessment for a public improvement is made against the premises, the assessment shall be paid by Tenant, who may elect to cause such assessment to be paid in any legally-permitted installments. Tenant shall only be obligated to pay such installments arising during the term of this lease.

    7.4 CONTEST OF TAXES. Tenant shall be permitted to contest the amount of any tax so long as such contest is conducted in a manner which does not cause any risk that Landlord's interest in the leased premises will be foreclosed for nonpayment. Landlord, at no cost to Landlord, shall cooperate in any reasonable manner with such contest by Tenant.

    7.5 PRORATION OF TAXES. Tenant's share of real property taxes for the year in which this lease commences or terminates shall be prorated based upon the portion of the tax year that this lease is in effect.

    7.6 UTILITY CHARGES. Tenant shall pay when due all charges for electricity, gas, water, sanitary and storm sewage, garbage removal, telephone service and any other utilities of any kind furnished to the premises.

SECTION 8: DAMAGE AND DESTRUCTION

    8.1 PARTIAL DAMAGE. If the premises are partly damaged and paragraph 8.2 below does not apply, the premises shall be repaired by Landlord to the condition existing prior to the damage up to, but not to exceed, the amount of available insurance proceeds (less

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Landlord's reasonable expenses to obtain such proceeds). Repairs shall be accomplished with all reasonable dispatch subject to interruptions and delays from matters beyond the control of Landlord. All repairs shall be done by Landlord in such a way as to interfere as little as reasonably possible with the use of the premises by Tenant.

    8.2 DESTRUCTION. If the premises are destroyed or damaged such that the cost of repair exceeds fifty (50) percent of the value of the structure before the damage, either party may elect to terminate the lease as of the date of the damage or destruction by notice given to the other in writing not more than forty-five (45) days following the date of damage. In such event all rights and obligations of the parties shall cease as of the date of termination, and Tenant shall be entitled to the reimbursement of any prepaid amounts paid by Tenant and attributable to the anticipated term. If neither party elects to terminate, Landlord shall proceed to restore the premises to substantially the same form as prior to the damage or destruction up to, but not to exceed, the amount of available insurance proceeds (less Landlord's reasonable expenses to obtain such proceeds). Work shall be commenced as soon as reasonably possible and thereafter shall proceed without interruption except for work stoppages due to causes beyond the control of Landlord.

    8.3 RENT ABATEMENT. Rent shall be abated during the repair of any damage to the extent the premises are untenantable. Tenant shall have no claim against Landlord for any inconvenience resulting from Landlord's activities performed in conformance with the requirement of this section.

SECTION 9: EMINENT DOMAIN

    9.1 PARTIAL TAKING. If a portion of the premises is condemned and paragraph 9.2 does not apply the lease shall continue on the following terms:

         (a) Landlord shall be entitled to all of the proceeds of condemnation, and Tenant shall have no claim against Landlord as a result of the condemnation.

         (b) Landlord shall proceed as soon as reasonably possible to make such repairs and alterations to the premises as are necessary to restore the remaining premises to a condition as comparable as reasonably practicable to that existing at the time of the condemnation up to, but not to exceed, the amount of the condemnation award (less Landlord's reasonable expenses to obtain such award). Work shall proceed without interruption except for work stoppages due to causes beyond the control of Landlord.

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         (c)  After the date on which title vests in the condemning authority or an earlier date on which alterations or repairs are commenced by Landlord to restore the balance of the premises in anticipation of taking, the rent shall be reduced in proportion to the reduction in value of the premises as an economic unit on account of the partial taking. If the parties are unable to agree upon the amount of the reduction of rent, the amount shall be determined by arbitration in the manner as is provided in
              Section 17.

    9.2 TOTAL TAKING. If a condemning authority takes all of the premises or a portion sufficient to render the remaining premises reasonably unsuitable for the use which Tenant was then making of the premises, as reasonably determined by Landlord, the lease shall terminate as of the date the title vests in the condemning authority. Such termination shall have the same effect as a termination under paragraph 9.1(a) above.

    9.3 SALE IN LIEU OF CONDEMNATION. Sale of all or part of the premises to a purchaser with the power of eminent domain in the face of a threat or probability of the exercise of the power shall be treated for the purposes of this Section 9 as a taking by condemnation.

    9.4 NOTICE OF ACTION. If either party receives notice of a condemnation proceeding or a threat or probability thereof or of any action in lieu thereof, such party shall promptly provide a copy of such notice to the other party.

SECTION 10: LIABILITY AND INDEMNITY

    10.1  LIENS.

         (a) Except with respect to activities for which Landlord may be responsible, Tenant shall pay as due all claims for work done on and for services rendered or material furnished to the premises and shall keep the premises free from any liens. If Tenant fails to pay any such claims or to discharge any lien, Landlord may do so and collect the cost as additional rent. Any amount so added shall bear interest at the rate of twelve percent (12%) per annum from the date expended by Landlord and shall be payable on demand. Such action by Landlord shall not constitute a waiver of any right or remedy which Landlord may have on account of Tenant's default.

         (b) Tenant may withhold payment of any claim in connection with a good-faith dispute over the

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              obligation to pay, so long as Landlord's property interests are not jeopardized. If a lien is filed as a result of nonpayment, Tenant shall, within ten (10) days after knowledge of the filing, secure the discharge of the lien or deposit with Landlord cash or sufficient corporate surety bond or other surety satisfactory to Landlord in an amount sufficient to discharge the lien plus any costs, attorney fees, and other charges that could accrue as a result of a foreclosure or sale under the lien.

    10.2 INDEMNIFICATION. Tenant shall indemnify and defend Landlord from any claim, loss, or liability arising out of or related to any activity of Tenant on the premises or any condition of the premises in the possession or under the control of Tenant. Landlord shall have no liability to Tenant for any loss or damage caused by third parties or by any condition of the premises.

    10.3 LIABILITY INSURANCE. During the term of this lease Tenant shall carry the following insurance at Tenant's cost with companies reasonably acceptable to Landlord: public liability and property damage insurance in a responsible company with limits of not less than $2,000,000 combined limit. Such insurance shall cover all risks arising directly or indirectly out of Tenant's activities on or any condition of the premises whether or not related to an occurrence caused or contributed to by Landlord's negligence, shall protect Tenant against the claims of Landlord on account of the obligations assumed by Tenant under paragraph 10.2, and shall protect Landlord and Tenant against claims of third persons. Certificates evidencing such insurance and bearing endorsements requiring thirty (30) days' written notice to Landlord prior to any change or cancellation shall be furnished to Landlord prior to Tenant's occupancy of the premises. Landlord shall be named as an additional insured on such policy or policies.

    10.4 HAZARDOUS SUBSTANCES. Tenant shall not generate, release, store, or deposit on the premises any environmentally hazardous or toxic substances, materials, wastes, pollutants, oils, or contaminants, as defined by any federal, state, or local law or regulation (collectively "Hazardous Substances"), except those used in the normal course of tenant's business in commercially-reasonable amounts and in compliance with all applicable laws. Tenant shall indemnify and hold harmless Landlord from and against any and all claims, losses, damages, response costs and expenses of any nature whatsoever arising out of or in any way related to the generation, release, storage, or deposit of Hazardous Substances on the premises by Tenant or any other person or entity other than Landlord. Promptly upon written notice from Landlord or any governmental entity, Tenant shall remove from the premises (including without limitation the soil or water table thereof) all hazardous substances, and shall restore the premises to a clean,

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safe, good, and serviceable condition. Any such clean-up shall be in conformance with all applicable governmental rules and regulations.

    Notwithstanding the foregoing, Tenant shall have no liability for and Landlord shall indemnify and hold harmless Tenant from and against any and all claims, losses, damages, response costs and expenses of any nature whatsoever arising out of or in any way related to the generation, release, storage, or deposit of Hazardous Substances on the premises prior to the date of this lease, unless caused by Tenant or its agents, employees or invitees.

SECTION 11: QUIET ENJOYMENT; MORTGAGE PRIORITY

    11.1 LANDLORD'S WARRANTY. Landlord warrants that it is the contract vendee of the premises and has the right to lease the same. Provided that Tenant is not in default hereunder, Landlord will defend Tenant's right to quiet enjoyment of the premises from the lawful claims of all persons during the lease term and any renewals thereof.

    11.2 MORTGAGE PRIORITY. This lease is and shall be prior to any mortgage or deed of trust ("Encumbrance") recorded after the date of this lease and affecting the premises. However, if any lender holding such an Encumbrance requires that this lease be subordinate to the encumbrance, then Tenant agrees that the lease shall be subordinate to the encumbrance if the holder thereof agrees in writing with Tenant that so long as Tenant performs its obligations under this lease, no foreclosure, deed given in lieu of foreclosure, or sale pursuant to the terms of the Encumbrance, or other steps or procedures taken under the Encumbrance shall affect Tenant's rights under this lease. If the foregoing condition is met Tenant shall execute the written agreement and any other documents reasonably required by the holder of the encumbrance to accomplish the purposes of this paragraph. If the premises are sold as a result of foreclosure of any encumbrance thereon, or otherwise transferred by Landlord or any successor, Tenant shall attorn to the purchaser or transferee.

    11.3 ESTOPPEL CERTIFICATE. Either party will within twenty (20) days after notice from the other execute and deliver to the other party a certificate stating whether or not this lease has been modified and is in full force and effect and specifying any modifications or alleged breaches by the other party. The certificate shall also state the amount of monthly base rent and the dates to which rent has been paid in advance.

SECTION 12: ASSIGNMENT AND SUBLEASE

    No part of the premises may be assigned, mortgaged, subleased, or otherwise transferred, nor may a right of use of any portion of

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the premises be conferred on any third person by any other means, whether voluntarily or by operation of law, without the prior written consent of Landlord, which shall not be unreasonably withheld or delayed. No consent in one instance shall prevent the provision from applying to a subsequent issuance. Landlord's consent to any assignment of subletting by Tenant shall not relieve Tenant of any obligations to be performed by Tenant hereunder, whether occurring before or after such assignment of subletting, unless Landlord grants to Tenant a release in writing.

    SECTION 13:  DEFAULT

    13.1 DEFAULT IN RENT. Failure of Tenant to pay any rent or other charge within ten (10) days after it is due.

    13.2 DEFAULT IN OTHER COVENANTS. Failure of Tenant to comply with any term or condition or fulfill any obligation of the lease (other than the payment of rent or other charges) within twenty (20) days after written notice by Landlord specifying the nature of the default with reasonable particularity. If the default is of such a nature that it cannot be completely remedied within the 20-day period, this provision shall be complied with if Tenant begins correction of the default within the 20-day period and thereafter proceeds with reasonable diligence and in good faith to effect the remedy as soon as practicable.

    13.3 INSOLVENCY. Insolvency of Tenant; an assignment by Tenant for the benefit of creditors; the filing by Tenant of a voluntary petition in bankruptcy; an adjudication that Tenant is bankrupt or the appointment of a receiver of the properties of Tenant; the filing of any involuntary petition of bankruptcy and failure of Tenant to secure a dismissal of the petition within forty-five (45) days after filing; attachment of or the levying of execution on the leasehold interest and failure of Tenant to secure discharge of the attachment or release of the levy of execution within ten (10) days.

    13.4 ABANDONMENT: Failure of Tenant for five (5) days or more to occupy the premises for the purposes permitted under this lease unless such failure is excused under other provisions of this lease.

SECTION 14: REMEDIES ON DEFAULT

    14.1 TERMINATION. In the event of a default the lease may be terminated at the option of Landlord by notice in writing to Tenant. If the lease is not terminated by election of Landlord or otherwise, Landlord shall be entitled to recover damages from Tenant for the default. If the lease is terminated, Tenant's liability to Landlord for damages shall survive such termination, and Landlord may reenter, take possession of the premises, and

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remove any persons or property under any rights or remedies provided by law.

    14.2 RELETTING. Following reentry or abandonment, Landlord may relet the premises and in that connection may make any suitable alterations or refurbish the premises, or both, or change the character or use of the premises, but Landlord shall not be required to relet for any use or purpose other than that specified in the lease or which Landlord may reasonably consider injurious to the premises, or to any tenant which Landlord may reasonably consider objectionable. Landlord may relet all or part of the premises, alone or in conjunction with other properties, for a term longer or shorter than the term of this lease, upon any reasonable terms and conditions, including the granting of some rent-free occupancy or other rent concession.

    14.3 DAMAGES. In the event of termination on default Landlord shall be entitled to recover immediately, without waiting until the due date of any future rent or until the date fixed for expiration of the lease term, the following amounts as damages:

         (a) The loss of reasonable rental value from the date of default until a new tenant has been, or with the exercise of reasonable efforts could have been, secured.

         (b) The reasonable costs of reentry and reletting including without limitation the cost of any clean up, refurbishing, removal of Tenant's property and fixtures, or any other expense occasioned by Tenant's failure to quit the premises upon termination and to leave them in the required condition, any remodeling costs, attorney fees, court costs, broker commissions, and advertising costs.

         (c) Any excess of the value of the rent and all of Tenant's other obligations under this lease over the reasonable expected return from the premises for the period commencing on the earlier of the date of trial or the date the premises are relet and continuing through the end of the term. The present value of future amounts will be computed using a discount rate equal to the prime loan rate of United States National Bank of Oregon.

    14.4 RIGHT TO SUE MORE THAN ONCE. Landlord may sue periodically to recover damages during the period corresponding to the remainder of the lease term, and no action for damages shall bar a later action for damages subsequently accruing.

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    14.5   REMEDIES CUMULATIVE. The foregoing remedies shall be in addition to and shall not exclude any other remedy available to Landlord under applicable law.

SECTION 15: SURRENDER AT EXPIRATION

    15.1 CONDITION OF PREMISES. Upon expiration of the lease term or earlier termination on account of default, Tenant shall deliver all keys and surrender possession of the premises in good condition and broom clean. Alterations constructed by Tenant with permission from Landlord shall not be removed or restored to the original condition unless the terms of permission for the alteration so require.

    15.2   FIXTURES

         (a) All fixtures placed upon the premises during the term, other than Tenant's trade fixtures, shall, at Landlord's option, become the property of Landlord. If Landlord so elects, Tenant shall remove any or all fixtures which would otherwise remain the property of Landlord, and shall repair any physical damage resulting from the removal. If Tenant fails to remove such fixtures, Landlord may do so and charge the cost to Tenant with interest at the legal rate from the date of expenditure.

         (b) Prior to expiration or termination of the lease term Tenant shall remove all furnishings, furniture, and trade fixtures which remain its property. If Tenant fails to do so, this shall be an abandonment of the property, and Landlord may retain the property and all rights of Tenant with respect to it shall cease or, by notice in writing given to Tenant within twenty (20) days after removal was required, Landlord may elect to hold Tenant to its obligation of removal. If Landlord elects to require Tenant to remove, Landlord may effect a removal and place the property in public storage for Tenant's account. Tenant shall be liable to Landlord for the cost of removal, transportation to storage, and storage, with interest at the legal rate on all such expenses from the date of expenditure.

    15.3   HOLDOVER:

         (a) If Tenant does not vacate the premises at the time required, Landlord shall have the option to treat Tenant as a tenant from month to month, subject to all of the provisions of this lease except the

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              provisions for term and renewal, and the provision for rent, which shall be equal to one hundred fifty percent (150%) of the last rental payable under the lease. Failure of Tenant to remove fixtures, furniture, furnishings, or trade fixtures which Tenant is required to remove under this lease shall constitute a failure to vacate to which this paragraph shall apply if the property not removed will substantially interfere with occupancy of the premises by another tenant or with occupancy by Landlord for any purpose including preparation for a new tenant.

         (b) If a month-to-month tenancy results from a holdover by Tenant under this paragraph 15.3, the tenancy shall be terminable at the end of any monthly rental period on written notice from Landlord given not less than ten (10) days prior to the termination date which shall be specified in the notice. Tenant waives any notice which would otherwise be provided by law with respect to a month-to-month tenancy.

SECTION 16: MISCELLANEOUS

    16.1 TIME OF ESSENCE. Time is of the essence of the performance of Tenant's obligations hereunder.

    16.2 NONWAIVER. Waiver by either party of strict performance of any provision of this lease shall not be a waiver of or prejudice the party's right to require strict performance of the same provision in the future or of any other provision.

    16.3 ATTORNEYS' FEES. If suit or action is instituted in connection with any controversy arising out of this lease, the prevailing party shall be entitled to recover in addition to costs such sum as the court may adjudge reasonable as attorney fees at trial or on any appeal or review.

    16.4 NOTICES. Any notice required or permitted under this lease shall be given when actually delivered or 48 hours after deposited in United States mail as certified mail, return receipt requested, addressed to the address first given in this lease or to such other address as may be specified from time to time by either of the parties in writing.

    16.5 SUCCESSION. Subject to the above-stated limitations on transfer of Tenant's interest, this lease shall be binding upon and inure to the benefit of the parties, their respective successors and assigns.

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    16.6   LANDLORD'S RIGHT TO CURE DEFAULTS. If Tenant fails to perform any obligation under this lease, Landlord shall have the option to do so after ten
(10) days' written notice to Tenant. All of Landlord's expenditures to correct the default shall be reimbursed by Tenant on demand with interest at the rate of twelve percent (12%) per annum from the date of expenditure by Landlord.

    16.7 RECORDATION. This lease shall not be recorded without the consent in writing of Landlord, which shall not be unreasonably withheld or delayed.

    16.8 ENTRY FOR INSPECTION. Landlord shall have the right to enter upon the premises at any reasonable time and after reasonable notice to determine Tenant's compliance with this lease, and in addition shall have the right, at any time during the last six (6) months of the term of this lease or any renewal thereof, to place and maintain upon the premises notices for leasing of the premises.

    16.9 PRORATION OF RENT. In the event of commencement or termination of this lease at a time other than the beginning or end of one of the specified rental periods, then the rent shall be prorated as of the date of commencement or termination and in the event of termination for reasons other than default, all prepaid rent shall be refunded to Tenant or paid on its account.

SECTION 17. ARBITRATION

    Landlord may at any time, and Tenant may at any time when not in default in the payment of any amount due hereunder, request arbitration of any matter in dispute. The party requesting arbitration shall do so by giving notice to that effect to the other party, specifying in such notice the nature of the dispute, and such dispute shall then be determined in the City of Portland, by a single arbitrator, in accordance with the rules then pertaining to the Arbitration Service of Portland, Inc. or the American Arbitration Association, whichever organization is selected by the party initiating arbitration, except to the extent provider otherwise under Oregon laws on arbitration and is otherwise provided herein. In the event the parties cannot agree upon an arbitrator, either party may petition the Presiding Judge of the Circuit Court of Multnomah County, Oregon, to appoint the arbitrator. Any such appointed arbitrator shall be a qualified expert with respect to the subject in dispute as determined by the Presiding Judge. Each party shall submit its position to the arbitrator and the arbitrator shall chose the position of one of the parties. The award in such arbitration may be enforced on the application of either party by the order of judgment of a court of competent jurisdiction. The fees and expenses of any arbitration shall be borne by the losing party. The prevailing party shall be entitled to recover from the losing party the expense of its attorneys and experts as well as a reasonable amount for its own personnel time incurred in connection with any arbitration.

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    IN WITNESS WHEREOF, the parties have executed this lease, in duplicate, on the day and year first set forth above.

         Landlord:      HEALTHFIRST PROPERTIES, L.L.C.

                        By:    /s/  Russell A. Dow, M.D.
                             -----------------------------------------------

                        Its: Manager

         Tenant:        HEALTHFIRST MEDICAL GROUP, P.C.

                        By:    /s/  Matthew M. Shelley, M.D.
                             -----------------------------------------------

                        Its: President


14 - MEDICAL OFFICE LEASE

                                      EXHIBIT A

                                  Westside Property

PARCEL I:

Lot 8 and that portion of Lot 9, QUADRANT EAST, Washington County, Oregon, described as follows:

BEGINNING at the Southeast corner of said Lot 9 and running thence North 64-DEG-36'00" West on the South line of said Lot 9, a distance of 266.00 feet to a point on the East line of Tract "E" said plat; thence on East and North side of said Tract "E", the following courses: North 20-DEG-35'43" East, a distance of 30.00 feet; thence North 69-DEG-24'17" West, distance of 30.00 feet to a point on the West line of said Lot 9; thence North 20-DEG-35'43" East on the West line of said Lot 9, a distance of 127.36 feet to a point on the proposed South right-of-way line of U.S. Highway 26; thence South 60-DEG-21'00" East on said South right-of-way line, a distance of 209.19 feet to an angle point; thence South 51-DEG-49'09" East, a distance of 44.10 feet to the intersection point with the East line of said Lot 9; thence South 01-DEG-23'46" West on said East lot line, a distance of 141.25 feet to the point of beginning.

PARCEL II:

Lot 10, QUADRANT EAST, Washington County, Oregon.

EXCEPTING THEREFROM that portion conveyed to the State of Oregon by and through its Department of Transportation, Highway Division, recorded March 28, 1990, Recorder's Fee No. 90 14985.

                                      EXHIBIT B

                                  Westside Property

                                 Maximum Yearly Rent

                3%
YEAR          RENT
----          ----

1996          372,750
1997          383,933
1998          395,450
1999          407,314
2000          419,533
2001          432,119
2002          445,083
2003          458,435
2004          472,189
2005          486,354
2006          500,945
2007          515,973
2008          531,452
2009          547,396
2010          563,818
2011          580,732
2012          598,154
2013          616,099
2014          634,582
2015          653,619



16 - MEDICAL OFFICE LEASE